SKINVISIBLE, INC.
                         AND SUBSIDIARY

                 CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1998

                              WITH
                INDEPENDENT AUDITOR'S REPORT THEREON

             INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                        Page

Independent Auditor's Report. . . . . . . . . . . . . . 1

Consolidated Financial Statements:


  Consolidated Balance Sheet. . . . . . . . . . . . . . 2

  Consolidated Statement of Operations
    and Accumulated Deficit. . . . . . . . . . . . . . .3

  Consolidated Statement of Changes in
    Stockholders' Deficit . . . . . . . . . . . . . . . 4

  Consolidated Statement of Cash Flows. . . . . . . . . 5

  Notes to Consolidated Financial Statements. . . . . . 6-10

Supplemental Statements:


    Consolidated Statement of Operating
      Expenses. . . . . . . . . . . . . . . . . . . . . 12

    Proforma Consolidated
	 Balance Sheet . . . . . . . . . . . . . . . . . .13

    Proforma Consolidated
	 Statement of Operations and
	 Accumulated Deficit . . . . . . . . . . . . . . .14

    Proforma Consolidated
      Statement of Operating Expenses. . . . . . . . . .15

                   INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Skinvisible, Inc.

We have audited the accompanying consolidated balance sheet of Skinvisible, Inc., and subsidiary, a development stage company, as of December 31, 1998 and the related consolidated statements of operations and accumulated deficit, changes in stockholders' deficit, and statement of cash flows for the year then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Skinvisible, Inc. and subsidiary as of December 31, 1998, and the results of their operations, changes in stockholders' deficit and cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.
Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental consolidated statement of operating expenses and proforma consolidated balance sheet, statement of operations and accumulated deficit, and statement of operating expenses are presented for the purposes of additional analysis and are not a required part of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Sarna & Company
Westlake Village, California
March 10, 1999

               SKINVISIBLE, INC. AND SUBSIDIARY
                (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED BALANCE SHEET
                      DECEMBER 31, 1998


                           ASSETS

Current Assets
  Cash                                 $ 110,776
  Accounts Receivable                      4,415
  Inventory                               47,530
  Prepaid License Fee                     50,000
      Total Current Assets                         $ 212,721
Property and Equipment
  Furniture and Equipment                 85,894
  Laboratory Build-Out                    38,126
      Total Property and Equipment       124,020
      Less Accumulated Depreciation       <8,858>
Net Property and Equipment                           115,162
Other Asset - Exclusive Distribution Rights          200,000

TOTAL ASSETS                                       $ 527,883


             LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts Payable
      and Accrued Expenses            $ 123,723
  Loan Payable                          725,000
Total Current Liabilities                          $ 848,723
Stockholders' Deficit
  Common Stock, $0.001 par value
      100,000,000 shares authorized,
      8,200,000 shares issued            8,200
  Additional paid in capital           936,400
  Accumulated Deficit               <1,265,440>
Total Stockholders' Deficit                         <320,840>

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT                              $ 527,883

    See Notes to Consolidated Financial Statements

                 SKINVISIBLE, INC. AND SUBSIDIARY
                  (A DEVELOPMENT STAGE COMPANY)
   CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
               FOR THE YEAR ENDED DECEMBER 31, 1998



Revenues                                           $ 12,269

Cost of Sales
  Beginning Inventory                 $      0
  Purchases                             51,531
     Total Available                    51,531
  Less:  Ending Inventory              <47,530>

Total Cost of Sales                                  <4,001>

Gross Profit                                          8,268

Operating Expenses                               <1,273,708>

Loss Before Provision for
  Income Taxes                                   <1,265,440>

Provision for Income Taxes                               <0>

Net Loss                                         <1,265,440>

Deficit, Beginning
  of Period                                              <0>

Accumulated Deficit, End of Period              $<1,265,440>


Net Loss per Share                                  $ <0.16>

Weighted Average Shares Outstanding             $ 7,891,300

        See Notes to Consolidated Financial Statements

               SKINVISIBLE, INC. AND SUBSIDIARY
                 (A DEVELOPMENT STAGE COMPANY)
    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
             FOR THE YEAR ENDED DECEMBER 31, 1998


                  Common Stock    Additional  Accumulated Total
                Par Value $.001   Paid in     Deficit     Stock
                                                          holders'
                  Shares   Amount Capital                 Equity
                 -------   ------ -------    ---------   --------

Inception          ----    $ ---- $ ----      $  ----   $ ----
  March 6, 1998

Common Stock Issued
  Commencement of
  Operations
  March 6, 1998
                5,500,000   5,500  (5,500)       ----       ----

Common Stock Issued
  First Offering
  $0.15 per share
  April 6, 1998
                2,000,000   2,000  298,000       ----     300,000

Common Stock Issued
  Second Offering
  $1.00 per share
  April 30, 1998
                  700,000     700  636,800       ----     637,500

Rebate of
Offering Fees        ----    ----    7,100       ----       7,100

Net Loss
Period Ended
   December 31, 1998 ----    ----    ----  (1,265,440)(1,265,440)


Balances
  December 31, 1998
              8,200,000 $ 8,200 $ 936,400 $(1,265,440)$(320,840)
------------------------------------------------------------------

	See Notes to Consolidated Financial Statements

               SKINVISIBLE, INC. AND SUBSIDIARY
                (A DEVELOPMENT STAGE COMPANY)
             CONSOLIDATED STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1998

Cash Flows from Operating Activities:

   Net Loss                                        $ <1,265,440>
   Adjustments to Reconcile Net Income to
     Net Cash Provided by Operating Activities
       Depreciation                                       8,858
         <Increase> Decrease in:
           Accounts Receivable                           <4,415>
           Inventory                                    <47,530>
           Prepaid Licensing Fee                        <50,000>
           Other Asset                                 <200,000>
         Increase <Decrease> in:
           Accounts Payable and
             Accrued Expenses                           123,723

             Net Cash Used by Operating Activities   <1,434,804>

Cash Flows from Investing Activities:

   Purchases of Property and Equipment    $ 124,020

     Net Cash Used by Investing Activities            <124,020>

Cash Flows from Financing Activities:

   Loan Proceeds                           725,000
   Net Proceeds from the Issuance of
     Common Stock                          944,600

     Net Cash Provided by Financing Activities       1,669,600

Net Increase in Cash                                   110,776

Cash at Beginning of Period                                  0

Cash at End of Period                                $ 110,776

          See Notes to Consolidated Financial Statements

               SKINVISIBLE, INC. AND SUBSIDIARY
                 (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Skinvisible, Inc. (formerly Microbial Solutions, Inc.) was incorporated on March 6, 1998 in the state of Nevada.
Skinvisible, Inc. immediately acquired 100% ownership of Skinvisible Pharmaceutical, Inc. (formerly Manloe Labs, Inc.)
also a Nevada corporation.

Skinvisible, Inc. and its subsidiary, (collectively referred to as the "Company" or "SKVI") develops and sells various licensed anti-bacterial and anti-viral protectants and formulations to numerous industries. The Company maintains manufacturing, executive and sales offices at Las Vegas, Nevada.

Basis of Presentation

The consolidated financial statements include the accounts of Skinvisible, Inc. and it's subsidiary, Skinvisible Pharmaceutical, Inc. All material intercompany balances have been eliminated.
The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes. All reported amounts are in US dollars.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Development Stage Company

SKVI meets the guidelines of SFAS No. 7 and as such is classified as a development stage company.

              SKINVISIBLE, INC. AND SUBSIDIARY
                (A DEVELOPMENT STAGE COMPANY)
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED


Pro Forma Compensation Expense

SKVI accounts for costs of stock-based compensation in accordance with APB No. 25, "Accounting for Stock Based Compensation" instead of the fair value based method in SFAS No. 123. No stock options have been issued. Accordingly, no pro forma compensation expense is reported in these financial statements.

Inventories

Inventories are accounted for on an average cost basis.
Inventory at any given time consists of raw materials and products and packaging held for resale.

Property and Equipment

Property and equipment are stated at historical cost.

Depreciation, Amortization and Capitalization

The Company records depreciation and amortization using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resultant gain or loss is included in net income.

              SKINVISIBLE, INC. AND SUBSIDIARY
                (A DEVELOPMENT STAGE COMPANY)
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED


Income Taxes

The company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Fair Value of Financial Instruments

Financial accounting Standards Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

Per Share Information

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 2 - PROVISION FOR INCOME TAXES

The provision for income taxes for the year ended December 31, 1998 represents the minimum state income tax expense of the Company, which is not considered significant.

               SKINVISIBLE, INC. AND SUBSIDIARY
                (A DEVELOPMENT STAGE COMPANY)
     NOTES TO CONSOLIDATED FINANACIAL STATEMENTS (CONTINUED)


NOTE 3 - LOAN PAYABLE

This loan consists of monies advanced as a short term operating loan. This loan is unsecured and bears interest at the rate of 10% per annum. Interest will begin to accrue on January 1, 1999.
This loan requires no minimum monthly payment.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The company leases 8556 square feet of manufacturing and office space under a noncancelable operating lease. This operating lease terminates on April 14, 2002. In connection with the lease arrangement, the Company is obligated to make rental payments of $6123 per month with annual increases of 3%. Future annual minimum rental commitments are as follows:

      Year
      1999      $ 75684
      2000      $ 77952
      2001      $ 80292
      2002      $ 24122

Litigation

The Company is not presently involved in any litigation.

Licensing and Consulting Agreements

The Company has currently entered into, and will continue to enter into, product licensing and consulting agreements that the Company's board of directors determine will enhance the Company's ability to market innovative products in a competitive field.

             SKINVISIBLE, INC. AND SUBSIDIARY
              (A DEVELOPMENT STAGE COMPANY)
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 5 - SUBSEQUENT EVENTS


Name Change

On February 26, 1999, the company completed the legal process of changing its name from Microbial Solutions, Inc. to Skinvisible, Inc. The subsidiary's name of Manloe Labs, Inc. was also changed on February 26, 1999 to Skinvisible Pharmaceutical, Inc.

These financial statements have been retitled accordingly.

On February 22, 1999, the company also formed a subsidiary titled
Skinvisible International, Inc. to encompass Canadian and other international ventures.

Stock Offering

By resolution dated January 8, 1999, the Company's Board of Directors approved an offering of up to 1,500,000 shares of the Company's stock at $1.00 per share. The offering was complete and the company filed a Form D with the U.S. Securities and Exchange Commission on March 5, 1999.

                 SUPPLEMENTAL INFORMATION

           SKINVISIBLE, INC. AND SUBSIDIARY
             (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF OPERATING EXPENSES
          FOR THE YEAR ENDED DECEMBER 31, 1998



Operating Expenses
  Advertising                        $ 94,918
  Bank Charges                          1,217
  Consulting - Sales                    5,000
  Consulting - Technical               17,000
  Data Processing                       1,434
  Depreciation                          8,858
  Dues and Subscriptions                2,347
  Equipment Rental                     28,802
  Expenses - Canadian Operations       16,778
  Insurance -                          21,330
  Office Expenses                      34,161
  Outside Labor                           696
  Management Fees                     209,000
  Payroll Taxes                        43,744
  Postage and Freight Out               6,816
  Printing                             12,354
  Professional Fees                    74,913
  Rent                                 45,305
  Research and Development            384,550
  Royalties                            48,000
  Security                              1,653
  Tax & License                         6,611
  Telephone                            11,354
  Trade Show Expenses                  23,666
  Utilities                             2,527
  Wages                               170,674
                                      -------
     Total Operating Expenses                    $1,273,708


          See Notes to Consolidated Financial Statements

               SKINVISIBLE, INC. AND SUBSIDIARY
                (A DEVELOPMENT STAGE COMPANY)
                          PROFORMA
                  CONSOLIDATED BALANCE SHEET
                      DECEMBER 31, 1998

                           ASSETS

					          Adjustments
		               Skinvisible     And
               Skinvisible Pharm. Inc.  Eliminations  Consolidated
               ----------- -----------  ------------  ------------
Current Assets
 Cash	         $  55,861   $ 54,915	    $		      $  110,776
 Accounts Rec.        -0-     4,415	                       4,415
 Inventory		    -0-    47,530	                      47,530
 Investment	      25,000         -0-      <25,000>            -0-
 Prepaid Lic. Fee     -0-    50,000	                      50,000
                 -------    -------     -----------    ----------
  Total           80,861    156,860       <25,000>	   212,721
Property and Equipment
 Furniture and Eq.    -0-    85,894                       85,894
 Lab Build - Out      -0-    38,126                       38,126
 Less Acc. Dep.       -0-    <8,858>                      <8,858>
                 -------    -------     -----------     ---------
  Net Property
  and Equipment       -0-   115,162	                     115,162

Other Asset -
Exclusive Distribution
Rights		    -0-   200,000        	         200,000
Intercompany
Receivable     1,534,940         -0-    <1,534,940>           -0-
               ---------    -------     -----------     ---------
TOTAL ASSETS  $1,615,801  $ 472,022    $<1,559,940>	 $ 527,883
	        ==========   =========     ============	==========

                 LIABILITIES AND STOCKHOLDER'S DEFICIT


					          Adjustments
		               Skinvisible     And
               Skinvisible Pharm. Inc.  Eliminations  Consolidated
               ----------- -----------  ------------  ------------

Current Liabilities
 Accts Payable &
 Accrued Exp.  $  15,585   $ 108,138     $		 $ 123,723
 Loan Payable    725,000	    -0-                    725,000
               ---------    -------     -----------     ---------
  Total Current
  Liabilities    740,585     108,138                     848,723
 Intercompany
 Payable              -0-  1,534,940     <1,534,940>          -0-
Stockholders' Deficit
 Common Stock, $0.001
  par value100,000,000
  shares authorized,
  8,200,000 shares
  issued           8,200      25,000        <25,000>       8,200
 Additional paid
  in capital     936,400          -0-                    936,400
 Accumulated
 deficit	     <69,384> <1,196,056>                 <1,265,440>
               ---------    -------     -----------     ---------
  Total Stockholders'
  Deficit        875,216  <1,171,056>       <25,000>    <320,840>
               ---------    -------     -----------     ---------
TOTAL LIABILITIES AND
STOCKHOLDER'S
DEFICIT	  $1,615,801    $472,022     $<1,559,940>	 $ 527,883
	        ==========   =========     ============	==========

           See Notes to Consolidated Financial Statements

                      SKINVISIBLE, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                                 PROFORMA
        CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                    FOR THE YEAR ENDED DECEMBER 31, 1998

					          Adjustments
		               Skinvisible     And
               Skinvisible Pharm. Inc.  Eliminations  Consolidated
               ----------- -----------  ------------  ------------
Revenues       $      -0-  $ 12,269	  		      $    12,269

Cost of Sales
 Beg. Inventory	    -0-        -0-   	                     -0-
 Purchases	          -0-        -0- 	                     -0-
               ----------  ---------                  ------------
  Total Available     -0-    51,531                        51,531
Less: Ending
Inventory		    -0-   <47,530>                      <47,530>
               ----------  ---------                  ------------
Total Cost of Sales   -0-    <4,001>	                 <4,001>
               ----------  ---------                  ------------
Gross Profit	    -0-     8,268                         8,268

Operating
Expenses        <69,384> <1,204,324>                   <1,273,708>
               ----------  ---------                  ------------
Loss Before
Provision for
Income Taxes    <69,384> <1,196,056>                   <1,265,440>

Provision for
Income Taxes	   -0-         -0-		               -0-
               ----------  ---------                  ------------

Net Loss	    <69,384> <1,196,056>                   <1,265,440>

Deficit,
Beginning of
Period	         -0-         -0- 		               -0-

Accumulated Deficit,
End of Period $ <69,384>$<1,196,056>                   $<1,265,440>
                ========  =========		               =========


See Notes to Consolidated Financial Statements

                   SKINVISIBLE, INC. AND SUBSIDIARY
                    (A DEVELOPMENT STAGE COMPANY)
                              PROFORMA
             CONSOLIDATED STATEMENT OF OPERATING EXPENSES
               FOR THE YEAR ENDED DECEMBER 31, 1998


					          Adjustments
		               Skinvisible     And
               Skinvisible Pharm. Inc.  Eliminations  Consolidated
               ----------- -----------  ------------  ------------
Operating Expenses
Advertising	   $	         $  94,918                  $  94,918
Bank Charges	 532	         685		          1,217
Consulting-Sales               5,000                      5,000
Consulting-Technical          17,000                     17,000
Data Processing                1,434                      1,434
Depreciation                   8,858                      8,858
Dues and Sub.   	             2,347                      2,347
Equipment Rental	            28,802                     28,802
Expenses --
Canadian Operations           16,778                     16,778
Insurance	  	            21,330                     21,330
Office Exp.     16,925	      17,236                     34,161
Outside Labor                    696                        696
Management Fees	           209,000                    209,000
Payroll Taxes                 43,744                     43,744
Postage &
Freight Out	                   6,816                      6,816
Printing         2,572	       9,782  	               12,354
Professional
Fees	          49,355	      25,558                     74,913
Rent		                  45,305                     45,305
R&D                          384,550 	              384,550
Royalties	                  48,000                     48,000
Security                       1,653                      1,653
Tax and License                6,611	                6,611
Telephone	                  11,354                     11,354
Trade Show Expenses           23,666                     23,666
Utilities                      2,527                      2,527
Wages		 	           170,674                    170,674
              --------    ----------                 ----------
 Total
 Operating
 Expenses	  $ 69,384    $1,204,324                 $1,273,708
              ========     =========	           ==========

See Notes to Consolidated Financial Statements